Exhibit 99.1

Cogo Group, Inc. Reports 2009 Third Quarter Results

•	Q3 Net Revenue: $82.0 million Generally Accepted Accounting Principles (“GAAP”) (a year-on-year increase of 9.7%)
•	Q3 Net Income attributable to Cogo Group, Inc.:$3.4 million GAAP and $6.7 million Non-GAAP
•	Q3 EPS Diluted attributable to Cogo Group, Inc.: $0.09 GAAP and $0.18 Non-GAAP (a year-on-year increase of 28.6% Non-GAAP)
•	Company provides Q4 guidance of $86-88 million in revenue and Non-GAAP EPS Diluted attributable to Cogo Group, Inc. of $0.18-0.19.

SHENZHEN, China, November 4, 2009—Cogo Group, Inc. (NASDAQ: COGO), a leading provider of customized design solutions for the technology manufacturing sector in China, today announced unaudited financial results for its third quarter of 2009. The Company posted quarterly revenue of $82.0 million, up 9.7% year-over-year, compared to $74.8 million reported in the third quarter of 2008.

Net income attributable to Cogo Group, Inc. for the third quarter of 2009 was $3.4 million, up 144.2% from $1.4 million in the same period last year, with Non-GAAP net income attributable to Cogo Group, Inc. of $6.7 million, up 24.5% over the same period last year.  Earnings per share (“EPS”) Diluted attributable to Cogo Group, Inc. on a U.S. GAAP basis was $0.09. Non-GAAP EPS Diluted attributable to Cogo Group, Inc. (which excludes share-based compensation expense and acquisition related costs, net including amortization, impairment and extraordinary gain of intangible assets, related deferred taxation and impairment loss of goodwill) was $0.18, up 28.6% from the third quarter of 2008.

Key Financial Indicators
(all numbers in USD thousands, except Earnings per share data)
	Q3 2009(1)	Q3 2008(1)	Percent Change
Net Revenue	$82,042	$74,794	9.7%
Cost of Sales	$70,201	$64,453	8.9%
Gross Profit	$11,841	$10,341	14.5%
Net Operating Expenses	$9,206	$10,200	(9.7%)
Income from Operations	$2,635	$141	1768.8%
Net Income Attributable to Cogo Group, Inc.(2)	$3,363	$1,377	144.2%
EPS Diluted Attributable to Cogo Group, Inc.	$0.09	$0.04	125.0%
Non-GAAP EPS Diluted attributable to Cogo Group, Inc.(2)	$0.18	$0.14	28.6%

(1)	The US dollar amounts are calculated based on the conversion rate of US $1 to RMB 6.8262 as of September 30, 2009, US $1 to RMB 6.7899 as of September 30, 2008.

(2)
Included in the Q3 2009 net income attributable to Cogo Group, Inc. was an amount of $2.2 million in respect of share-based compensation expense in accordance with Accounting Standards Codification (“ASC”) 718, Compensation - Stock Compensation and $1.1 million, net acquisition related costs including amortization, impairment and extraordinary gain of intangible assets and related deferred taxation. Non-GAAP net income attributable to Cogo Group, Inc., excluding the effects of share-based compensation expense and acquisition related costs, was $6.7 million or $0.18 Non-GAAP EPS Diluted attributable to Cogo Group, Inc. Included in the Q3 2008 net income was an amount of $1.5 million for share-based compensation expense and $2.5 million acquisition related costs (including amortization, impairment and extraordinary gain of intangible assets and related deferred taxation).

Recent Developments

In September, the Company announced a series of design wins within multiple Smartphone and Smartbook products on both Windows Mobile and Android platforms. The Company continued to experience sequential growth in the telecommunications equipment and combined digital media and handset businesses while aggressively pursuing new opportunities within the Industrial Applications business.

“Since Cogo’s Industrial business was first introduced in the first quarter of 2008, it has grown to 13.5% of sales, and we expect that it will continue to grow much faster than the overall company through 2010 and beyond,” said Jeffrey Kang, CEO and Chairman of Cogo.  “Growth in our Industrial Applications business is being driven by the aggressive build-out of China’s Smart Power Grid, high speed railways and roll-out of Smart Meters.  We expect that the inclusion of new opportunities, like auto electronics, will only further accelerate our growth in this end-market.”

Financial Results

Net revenue for the third quarter was $82.0 million, an increase of 9.7% compared to $74.8 million reported for the third quarter of last year. The net revenue breakdown is as follows: $11.1 million, or 13.5% of total revenue representing a 259.6% year-over-year increase, from component sales relating to industrial applications business, which includes industrial solutions targeted at the electrical grid and other sectors; $49.4 million, or 60.2% of total revenue for digital media end-market (including handset business), up 1.5% from the same period in 2008 and $20.3 million, or 24.7% of total revenue for telecommunications equipment, representing a 9.4% decrease year-over-year..  The Company’s service business contributed $1.3 million in net revenues for the third quarter and accounted for approximately 1.6% of total net revenue.

Cost of sales, which includes the aggregate purchase cost of components from suppliers and the direct cost of services, was $70.2 million, compared to $64.5 million in the same period last year, representing an increase of 8.9% year-over-year. Gross profit for the third quarter was $11.8 million, up 14.5% compared to the $10.3 million during the third quarter of last year. Gross margin for the third quarter increased to 14.4%, compared to 13.8% reported during the third quarter of 2008. The increase in both gross profit and gross profit margin was primarily attributable to the increased revenue in industrial business end-market, which generally had a higher gross margin than that of the digital media and telecommunications equipment end-markets.

Selling, general and administrative expenses totaled $6.9 million, remained stable as compared to $6.9 million reported for the third quarter of last year. Research and development (“R&D”) expenses increased by 7.7% to $2.3 million compared to $2.1 million in the third quarter of 2008. The increase was primarily attributable to an increase in share-based compensation costs of $0.7 million as a result of new stock awards granted to research staff in 2009.

Income from operations was $2.6 million as compared to $0.1 million for the third quarter of 2008. Operating margin for the third quarter was 3.2% versus 0.2% for the third quarter of 2008. Excluding the effects of share-based compensation and acquisition-related costs including amortization of intangible assets, operating margin would have been 8.7% for the third quarter of 2009, compared to 6.1% for the same period in 2008. Noncontrolling interests’ share of income was $0.3 million, an increase of 200.9% as compared to $0.1 during the same period in 2008.

Net income attributable to Cogo Group, Inc. for the third quarter was $3.4 million or EPS Diluted attributable to Cogo Group, Inc. of $0.09 on a U.S. GAAP basis, compared to net income attributable to Cogo Group, Inc. of $1.4 million, or EPS Diluted attributable to Cogo Group, Inc. of $0.04 in the third quarter of 2008. Included in the third quarter 2009 net income attributable to Cogo Group, Inc. was $2.2 million for share-based compensation expenses, $1.1 million, net for acquisition-related costs (including amortization, impairment and extraordinary gain of intangible assets and related deferred taxation). Excluding the share-based compensation expenses and acquisition-related costs (including amortization, impairment and extraordinary gain of intangible assets and related deferred taxation), the Company would have reported net income attributable to Cogo Group, Inc. of $6.7 million, or $0.18 Non-GAAP EPS Diluted attributable to Cogo Group, Inc. for the third quarter, as compared to $0.14 for the third quarter of 2008. The weighted average number of shares used in the calculation of diluted EPS attributable to Cogo Group, Inc. was 37.7 million compared to 39.2 million in the third quarter of 2008.

For the nine-month period ended September 30, 2009, the Company reported revenue of $219.0 million, an increase of 6.4% compared to $205.9 million reported during the same period of 2008. Gross profit was $31.3 million, a decrease of 10.1% compared to $34.9 million reported during the nine-month period ended September 30, 2008. Gross margin was 14.3% of sales, compared to a gross margin of 16.9% for the same period last year. Net operating expenses were $25.0 million, an increase of 4.2% as compared to $24.0 million for the same period last year. Income from operations was $6.4 million, a decrease of 41.6% from the $10.9 million reported during the prior year period. Non-GAAP operating margins, excluding share-based compensation expenses and acquisition-related costs (including amortization, impairment and extraordinary gain of intangible assets and related deferred taxation), were 7.9%, down 1.9% as compared to the same period last year, as a result of the lower gross margin.

Balance Sheet

As of September 30, 2009, cash was $101.5 million, up $0.5 million from $101.0 million at June 30, 2009. Pledged bank deposits were $17.0 million as of September 30, 2009 and June 30, 2009. The Company continues to be in a strong financial position with a current ratio of 4.6 to 1. Inventory turnover was shortened slightly to 27 days from 31 days as of September 30, 2009. Accounts receivable were collected in an average of 95 days. Net cash used in operating activities for the nine months ended September 30, 2009 was $3.6 million. The Company had bank borrowings of $14.0 million as of September 30, 2009 as compared to $4.4 million as of June 30, 2009. Total equity was $223.1 million as of September 30, 2009, an increase of 3.3% from $215.9 million as of June 30, 2009.

Business Outlook

Based on current visibility and new business in the pipeline, management is providing 2009 Q4 guidance of $86-88 million in revenue and Non-GAAP EPS Diluted attributable to Cogo Group, Inc. of $0.18-0.19.

Mr. Kang remarked, "I believe that Cogo’s unique business position within the Chinese market, together with the breadth of its business relationships across a growing range of end markets and our large net cash position will support the company’s accelerating revenue growth in 2010. Simply, given the business momentum we are seeing, particularly in the Industrial sector and with our Small and Medium Enterprise customers, we expect to move back into a high-growth phase in 2010. We continue to believe that the worst of the Chinese economic situation is behind us and see the opportunity to continue to expand our operating margin towards our target of 10%.”

Cogo 2009 Q3 Earnings Results Conference Call

Date/ Time:
November 4, 2009 (Wednesday) @ 4:30 PM (ET)

Conference Call:
US/ Canada Toll-Free: 1-877-941-4775
International: +1 (480) 629 9761

Webcast/ Audio Recording:
http://viavid.net/dce.aspx?sid=00006AD5.

Replay (from 11/04/2009 at 7:30 pm to 11/11/2009 at 11:59 pm ET):
US/ Canada Toll-Free: 1-800-406-7325 (Passcode: 4167390)
International: +1 (303) 590 3030 (Passcode: 4167390)

About Cogo Group, Inc.:
Cogo Group, Inc. (NASDAQ: COGO) is a leading provider of customized module and subsystem design solutions in China. The Company believes it acts as a proxy to China's technology industry as it works with virtually all the major ODMs and OEMs in China. Cogo leverages these relationships and combines their IP to create designs that Cogo then sells to electronic manufacturers. These designs allow manufacturers to reduce their time to market for new products and ultimately increase sales. Cogo focuses on the telecommunications equipment, digital media and industrial applications end-markets for their customized design modules while also offering business and engineering services to their large telecommunications equipment vendor customers. Over the last twelve years, Cogo has grown its customer list to include nearly 1,300 manufacturers across the telecommunications equipment, digital media and industrial applications markets, covering both multinational Chinese subsidiaries and Chinese domestic companies.

For more information:
Investor Relations
www.cogo.com.cn/investorinfo.html
communications@cogo.com.cn
HK: +852 2730 1518
US: +1 (646) 291 8998

Safe Harbor Statement:
This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include statements about our proposed discussions related to our business or growth strategy such as growth in digital media, mobile handset and telecommunications businesses, as well as our potential acquisitions which are subject to change. Such information is based upon expectations of our management that were reasonable when made, but may prove to be incorrect. All such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. For further descriptions of other risks and uncertainties, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings, including our most recent Forms S-1 and/or S-3. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov.

About Non-GAAP Financial Measures:
To supplement Cogo's consolidated financial results presented in accordance with GAAP, Cogo uses the following measures defined as Non-GAAP financial measures by the SEC: 1) Non-GAAP net income attributable to Cogo Group, Inc., which is net income attributable to Cogo Group, Inc.  excluding share-based compensation expenses and acquisition related costs, net such as amortization, impairment and extraordinary gain of intangible assets, related deferred taxation and impairment of goodwill, 2) Non-GAAP basic and diluted earnings per share attributable to Cogo Group, Inc., which is basic and diluted earnings per share attributable to Cogo Group, Inc. excluding share-based compensation expenses and acquisition related costs, net such as amortization, impairment and extraordinary gain of intangible assets, related deferred taxation and impairment of goodwill, 3) Non-GAAP operating margin, which is operating margin excluding share-based compensation expenses and acquisition related costs such as amortization and impairment of intangible assets, and impairment of goodwill, and 4) Non-GAAP income from operation, which is income from operation excluding share-based compensation expenses and acquisition related costs such as amortization and impairment of intangible assets, and impairment of goodwill. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these Non-GAAP financial measures, please see the table captioned “Unaudited Reconciliation of Non-GAAP measures to the most comparable GAAP measures” set forth at the end of this release.

Cogo believes that these Non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding share-based compensation expenses and acquisition related costs, net such as amortization, impairment and extraordinary gain of intangible assets, related deferred taxation and impairment of goodwill that may not be indicative of its operating performance from a cash perspective. Cogo believes that both management and investors benefit from referring to these Non-GAAP financial measures in assessing its performance and when planning and forecasting future periods. These Non-GAAP financial measures also facilitate management's internal comparisons to Cogo's historical performance and liquidity. Cogo computes its Non-GAAP financial measures using the same consistent method from quarter to quarter. Cogo believes these Non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. A limitation of using Non-GAAP net income attributable to Cogo Group, Inc., Non-GAAP basic and diluted earnings per share attributable to Cogo Group, Inc., Non-GAAP income from operations and Non-GAAP operating margin is that these Non-GAAP measures exclude share-based compensation expenses and acquisition related costs, net such as amortization, impairment and extraordinary gain of intangible assets, related deferred taxation and impairment of goodwill that have been and will continue to be for the foreseeable future a recurring expense in our business. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from each Non-GAAP measure. The accompanying tables have more details on the reconciliations between GAAP financial measures that are most directly comparable to Non-GAAP financial measures.

Tables Attached

COGO GROUP, INC. and SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months ended September 30,
	2009	2009	2008
	USD’000	RMB’000	RMB’000
Net Revenue
Product sales	80,728	551,063	503,128
Services revenue	1,314	8,970	4,717

	82,042	560,033	507,845
Cost of sales
Cost of goods sold	(69,147)	(472,010)	(433,954)
Cost of services	(1,054)	(7,194)	(3,674)

	(70,201)	(479,204)	(437,628)
Gross profit	11,841	80,829	70,217
Selling, general and administrative expenses	(6,949)	(47,437)	(47,065)
Research and development expenses	(2,308)	(15,756)	(14,550)
Impairment loss on goodwill and intangible assets	—	—	(7,653)
Other operating income, net	51	349	8

Income from operations	2,635	17,985	957
Interest expense	(84)	(572)	(191)
Interest income	544	3,716	7,366

Earnings before income taxes	3,095	21,129	8,132
Income tax benefit	248	1,691	1,936
Net income	3,343	22,820	10,068
Less net income attributable to noncontrolling interest	(319)	(2,175)	(717)

Net income before extraordinary item	3,024	20,645	9,351
Extraordinary item (less applicable income taxes benefit of RMB 4,423 thousand)	339	2,315	—

Net income attributable to Cogo Group, Inc.	3,363	22,960	9,351

Earnings per share attributable to Cogo Group, Inc.	USD	RMB	RMB
Income before extraordinary item	0.08	0.56	0.24
Extraordinary item	0.01	0.06	—
- Basic	0.09	0.62	0.24

Income before extraordinary item.	0.08	0.55	0.24
Extraordinary item	0.01	0.06	—
- Diluted	0.09	0.61	0.24
Weighted average number of common shares outstanding
- Basic		36,809,304	38,869,625
- Diluted		37,745,926	39,233,125

COGO GROUP, INC. and SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,		December 31,
	2009	2009	2008
	USD’000	RMB’000	RMB’000
Assets
Current assets:
Cash	101,485	692,753	686,379
Pledged bank deposits	17,000	116,045	115,983
Accounts receivable, net	85,063	580,657	497,992
Bills receivable	1,561	10,658	13,555
Inventories	20,444	139,557	95,855
Prepaid expenses and other receivables	3,009	20,543	20,211

Total current assets	228,562	1,560,213	1,429,975
Property and equipment, net	2,238	15,274	17,993
Goodwill and intangible assets, less accumulated amortization, RMB65,392 thousand (USD9,580 thousand) in 2009 and RMB42,819 thousand in 2008	46,674	318,609	237,234
Other assets	61	416	1,608
Total Assets	277,535	1,894,512	1,686,810

Liabilities and equity
Current liabilities:
Accounts payable	13,049	89,080	107,512
Bank borrowings	14,003	95,585	-
Income taxes payable	1,739	11,872	8,225
Accrued expenses and other liabilities	20,908	142,722	141,925
Total current liabilities	49,699	339,259	257,662
Deferred tax liabilities	2,936	20,044	19,693
Other non-current liabilities	1,757	11,992	-
Total liabilities	54,392	371,295	277,355

Equity
Common stock:
Par value: USD 0.01
Authorized 200,000,000 shares
Issued: 40,079,336 shares
Outstanding: 36,134,925 shares in 2009
35,231,661 shares in 2008	477	3,258	3,196
Additional paid in capital	176,758	1,206,585	1,146,840
Retained earnings	84,252	575,121	524,240
Accumulated other comprehensive loss	(15,721)	(107,318)	(107,645)
	245,766	1,677,646	1,566,631
Less cost of common stock in treasury, 3,944,411 shares in 2009 and 2008	(23,833)	(162,687)	(162,687)
Total Cogo Group, Inc. equity	221,933	1,514,959	1,403,944
Noncontrolling interest	1,210	8,258	5,511
Total equity	223,143	1,523,217	1,409,455
Total liabilities and equity	277,535	1,894,512	1,686,810

COGO GROUP, INC. and SUBSIDIARIES

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO THE MOST COMPARABLE GAAP MEASURES

	Three Months ended September 30,
	2009	2008
	$'000	$'000
Net Income
GAAP net income attributable to Cogo Group, Inc.	3,363	1,377
Share-based compensation expense	2,191	1,506
Acquisition related costs, extraordinary item and related deferred taxation	1,129	2,487
Non-GAAP net income attributable to Cogo Group, Inc.	6,683	5,370

Income from operation
GAAP income from operations	2,635	141
Share-based compensation expense	2,191	1,506
Acquisition related costs	2,288	2,884
Non-GAAP income from operation	7,114	4,531

Operating Margin
GAAP operating margin	3.2%	0.2%
Non-GAAP operating margin	8.7%	6.1%

Earnings per share
GAAP net income attributable to Cogo Group, Inc. per common share- Basic	0.09	0.04
GAAP net income attributable to Cogo Group, Inc. per common share- Diluted	0.09	0.04

Non-GAAP net income attributable to Cogo Group, Inc. per common share- Basic	0.18	0.14
Non-GAAP net income attributable to Cogo Group, Inc. per common share- Diluted	0.18	0.14

Weighted average number of common shares outstanding
Basic	36,809,304	38,869,625
Diluted	37,745,926	39,233,125